CAPITAL GROWTH PORTFOLIO
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
01/25/00        Lycos, Inc. (LCOS) Common Stock

Shares       Price         Amount
33,500      $77.375       $2,592,062.50

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$3.29       N/A         0.55833%          0.65167%

     Broker
CS First Boston

Underwriters of Lycos, Inc. (LCOS) Common Stock

U.S. Underwriters                              Number of Shares
Credit Suisse First Boston Corp.                      1,305,000
Goldman, Sachs & Co.                                  1,305,000
Merrill Lynch, Pierce, Fenner & Smith Inc.            1,305,000
Allen & Company Inc.                                    435,000
Bear, Stearns & Co. Inc.                                435,000
Hambrecht & Quist LLC                                   435,000
Banc of America Securities LLC                           60,000
William Blair & Company, LLC                             60,000
Dain Rauscher Inc.                                       60,000
Deutsche Bank Securities Inc.                            60,000
E*Offering Corp                                          60,000
Fidelity Capital Markets                                 60,000
FleetBoston Robertson Stephens Inc.                      60,000
Invemed Associates LLC                                   60,000
Needham & Company, Inc.                                  60,000
PaineWebber Inc.                                         60,000
Prudential Securities Inc.                               60,000
TD Securities (USA) Inc.                                 60,000
Thomas Weisel Partners LLC                               60,000
   Total                                              6,000,000


CAPITAL GROWTH PORTFOLIO
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
02/14/00        Diversa Corp. (DVSA) Common Stock

Shares       Price         Amount
595         $24.00        $14,280.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$1.68       N/A         0.00821%          0.01641%

     Broker
Bear, Stearns & Co. Inc.

Underwriters of Diversa Corp. (DVSA) Common Stock

U.S. Underwriters                                Number of Shares
Bear, Stearns & Co. Inc.                                2,360,000
Chase Securities Inc.                                   1,770,000
Deutsche Bank Securities Inc.                           1,770,000
Donaldson, Lufkin & Jenrette Securities Corp.             100,000
ING Barings LLC                                           100,000
Merrill Lynch, Pierce, Fenner & Smith Inc.                100,000
Morgan Stanley & Co., Inc.                                100,000
FleetBoston Robertson Stephens Inc.                       100,000
Salomon Smith Barney Inc.                                 100,000
SG Cowen Securities Corp.                                 100,000
Warburg Dillon Read LLC                                   100,000
Aegis Capital Corp.                                        50,000
Dain Rauscher Wessels                                      50,000
Gerard Klauer Mattison & Co., LLC                          50,000
Janney Montgomery Scott LLC                                50,000
Josephthal & Co., Inc.                                     50,000
JWGenesis Securities, Inc.                                 50,000
Needham & Company, Inc.                                    50,000
Pacific Growth Equities, Inc.                              50,000
Punk, Ziegel & Company, LP                                 50,000
Stephens Inc.                                              50,000
Tucker Anthony Inc.                                        50,000
   Total                                                7,250,000